     As filed with the Securities and Exchange Commission on March 19, 1997
                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               SANMINA CORPORATION
             (Exact name of registrant as specified in its charter)


                          Delaware                                                           77-0228183
(State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer Identification No.)


                              355 East Trimble Road
                           San Jose, California 95131
                    (Address of principal executive offices)


                           1996 SUPPLEMENTAL STOCK PLAN
                            1995 DIRECTOR OPTION PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                        AMENDED 1990 INCENTIVE STOCK PLAN
                           (Full titles of the Plans)


                                  RANDY W. FURR
                      President and Chief Operating Officer
                              355 East Trimble Road
                          Santa Clara, California 95131
            (Name, address and telephone number of agent for service)

                                   Copies to:
                          Christopher D. Mitchell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

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

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                         CALCULATION OF REGISTRATION FEE

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
                                                                              Proposed          Proposed
                  Title of                                                    Maximum           Maximum
                 Securities                            Amount                 Offering          Aggregate                Amount of
                   to be                                to be                  Price            Offering               Registration
                 Registered                           Registered              Per Share           Price                     Fee
1996 Supplemental Stock Plan
Common Stock, $0.01 par value(1)                        300,000                $32.63           $ 9,788,294(2)           $ 2,966.15

1995 Director Option Plan
Common Stock, $0.01 par value(1)                        100,000                $45.69           $ 4,568,700(3)           $ 1,384.46

1993 Employee Stock Purchase Plan
Common Stock, $0.01 par value(1)                        150,000                $44.13           $ 6,619,500(4)           $ 2,005.91

Amended 1990 Incentive
 Stock Plan
Common Stock, $0.01 par value(1)                        850,000                $44.13           $37,510,500(5)           $11,366.82
                                                                                                                         ==========
    Total                                                                                                                $17,723.34

------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Computation based in part on the weighted average exercise price per share of $32.00 as to 284,477 outstanding but unexercised options to purchase Common Stock under the 1996 Supplemental Stock Plan. Balance of registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 15,523 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 14, 1997 because the price at which stock purchase rights to be granted in the future is not currently determinable.

(3) Computation based in part on the weighted average exercise price per share of $49.32 as to 30,000 outstanding but unexercised options to purchase Common Stock under the 1995 Director Option Plan. Balance of registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 70,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 14, 1997 because the price at which stock purchase rights to be granted in the future is not currently determinable.

(4) Computation estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 150,000 shares of Common Stock reserved for issuance under 1993 Employee Stock Purchase Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 14, 1997 because the price at which stock purchase rights to be granted in the future is not currently determinable.

(5) Computation estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 850,000 shares of Common Stock reserved for issuance under the Amended 1990 Incentive Stock Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 14, 1997 because the price at which stock purchase rights to be granted in the future is not currently determinable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "SEC")are hereby incorporated by reference:

         (a) The Registrant's annual report for the fiscal year ended September 30, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on December 24, 1996 and amendment filed thereto on December 27, 1996.

         (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on February 19, 1993.

         (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Mario M. Rosati, a director of the Company since January 1997, is also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California ("WSGR"). The amounts paid by the Company to WSGR were less than 5% of WSGR's total gross revenues for its last completed fiscal year.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Registrant intends to enter into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The form of such indemnification agreement has been approved by the Company's stockholders.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         Exhibit
         Number                        Document
         -------      ------------------------------------------------

         5.1 Opinion of Wilson, Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered

         10.1         1996 Supplemental Stock Plan

         10.2(1)      Amended 1990 Incentive Stock Plan

         10.3(2)      1993 Employee Stock Purchase Plan

         10.4         1995 Director Option Plan

         23.1         Consent of Arthur Andersen LLP, Independent Auditors

         23.2         Consent of Wilson, Sonsini Goodrich & Rosati, P.C.
                      (contained in Exhibit 5.1 hereto)

         24.1         Power of Attorney (see page II-5)

-------------------

         (1) Incorporated by reference to the like-numbered exhibits previously filed with Registrant's Report on Form 10-K filed with the SEC on December 29, 1994.

         (2) Incorporated by reference to the like-numbered exhibits previously filed with Registrant's Registration Statement on Form S-1, No. 33-70700 filed with the SEC on February 19, 1993.


Item 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California on February 28, 1997.

                                        SANMINA CORPORATION


                                        By:      /s/  RANDY FURR
                                                 -------------------------------
                                                 Randy Furr, President,
                                                 Chief Operating Officer and
                                                 Acting Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randy Furr his attorney-in-fact with the power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

         SIGNATURE                                   TITLE                              DATE
  /s/ JURE SOLA                             Chairman, Chief Executive                   February 28, 1997
-------------------------------------       Officer and Director*
         Jure Sola                          Principal Executive Officer)

  /s/ RANDY FURR                            President, Chief Operating                  February 28, 1997
-------------------------------------       Officer and Acting Chief Financial
         Randy Furr                         Officer (Principal Financial and
                                            Accounting Officer)

  /s/ BERNARD VONDERSCHMITT                          Director*                          February 28, 1997
-------------------------------------
         Bernard Vonderschmitt

  /s/  JOHN BOLGER                                   Director*                          February 28, 1997
-------------------------------------
         John Bolger

  /s/ NEIL BONKE                                     Director*                          February 28, 1997
-------------------------------------
         Neil Bonke

  /s/ MARIO ROSATI                                   Director*                          February 28, 1997
-------------------------------------
         Mario Rosati

* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant. Option grants under the 1995 Director Option Plan, however, are automatic.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    EXHIBITS

                                   ----------

                       REGISTRATION STATEMENT ON FORM S-8

                               SANMINA CORPORATION

                                INDEX TO EXHIBITS

         Exhibit
         Number                            Document
         -------      ---------------------------------------------------------
         5.1          Opinion of Wilson, Sonsini Goodrich & Rosati, P.C., as to
                      the legality of securities being registered

         10.1         1996 Supplemental Stock Plan

         10.2(1)      Amended 1990 Incentive Stock Plan

         10.3(2)      1993 Employee Stock Purchase Plan

         10.4         1995 Director Option Plan

         23.1         Consent of Arthur Andersen LLP, Independent Auditors

         23.2         Consent of Wilson, Sonsini Goodrich & Rosati, P.C.
                      (contained in Exhibit 5.1 hereto)

         24.1         Power of Attorney (see page II-5)

-------------------

         (1) Incorporated by reference to the like-numbered exhibits previously filed with Registrant's Report on Form 10-K filed with the SEC on December 29, 1994.

         (2) Incorporated by reference to the like-numbered exhibits previously filed with Registrant's Registration Statement on Form S-1, No. 33-70700 filed with the SEC on February 19, 1993.